EXHIBIT 1.01

CONFLICT MINERALS REPORT

Introduction

This Report has been prepared pursuant to Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2021.

This Report relates to the process undertaken for Axon Enterprise, Inc.'s ("Axon" or "the Company" or "we" or "our") products that were manufactured, or contracted to be manufactured, during calendar year 2021 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, or tungsten (collectively, the “conflict minerals”).

Tin, tungsten, tantalum and/or gold are necessary to the functionality of a variety of Axon's products, including, but not limited to TASER 7®, TASER X26P®, TASER X2®, TASER Pulse®, TASER Bolt®, TASER StrikeLight®, replacement cartridges, Axon Flex 2®, Axon Body 2®, Axon Body 3®, Axon docking stations, Axon Signal® products, Axon Fleet®, and related accessories. Third-party products that the Company retails but that it does not manufacture or contract to manufacture are outside the scope of this report.

When this Report uses the term “conflict-free” to describe a smelter or refiner, it means that the applicable smelters and refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program, some of which we describe below under the heading "Design of Due Diligence Framework - Step 2: Identify and Assess Risk in the Supply Chain."

Company Overview

Axon’s mission is to protect life. We fulfill this mission through developing hardware and software products that advance our long-term strategic goals of a) obsoleting the bullet, b) reducing social conflict, c) enabling a fair and effective justice system, and d) building for racial equity, diversity, and inclusion. Our products solve some of society's most challenging problems and our mission attracts top talent.

Conflict Mineral Policy

Axon supports and respects the protection of internationally proclaimed human rights for all, including the basic human rights of our employees and workers within our supply chain. Axon is committed to respect human rights and fair labor practices.

Coinciding with this commitment, Axon is concerned about human rights violations and labor abuses, which we understand are occurring in the Democratic Republic of the Congo and adjoining countries (the “DRC region”) as a result of the civil discord there. We understand that the armed groups responsible for the conflict in the DRC region may be directly or indirectly financed by the mining and trade in certain conflict minerals.

As a result of the concern around human rights violations, the U.S. Securities and Exchange Commission ("SEC") adopted final rules to implement reporting and disclosure requirements related to conflict minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC rules require public companies to disclose whether the products they manufacture or contract to manufacture contain conflict minerals that are “necessary to the functionality or production” of those products, and to conduct certain diligence and make certain disclosures regarding such minerals. Tin, tungsten, tantalum and gold are necessary to the functionality of a variety of Axon's products.

Using a documented reasonable process, we work diligently with our direct suppliers to determine the presence and origin of conflict minerals in our supply chain. Recognizing the complexity of this issue, Axon appreciates the need for broad collaboration with

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all of our suppliers in our supply chain throughout this process. In our commitment to conduct our business worldwide with respect for human rights, we:

•	Expect our direct suppliers to source materials from suppliers and smelters who also source responsibly, including, but not limited to, from legitimate, conflict-free mines in the DRC region;
•

Expect our direct suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to Axon; and

•	Reserve the right to verify information received from our suppliers.

Based on the information learned through our due diligence efforts, we continue to evaluate and make changes to supplier base and hope to make additional progress toward ensuring responsible mineral sourcing throughout our supply chain, and improved transparency for our investors and customers.

Axon's Conflict Mineral Program

The Company's continuous engagement and accountability is leading to better data that will allow management to make meaningful decisions with respect to the Company's supply chain. While the majority of conflict minerals contained in the materials supplied to the Company are sourced by our suppliers through smelters or refiners ("SORs") in countries that the Company has determined to be of lower risk of directly or indirectly financing or benefiting armed groups, the Company acknowledges that mineral supplies may still be sourced by our suppliers from SORs in Central Africa or who acquire product from sources in Central Africa or have other contacts in that region. The Company is determined to continue making efforts to understand whether the SORs its suppliers source from in Central Africa and elsewhere have been certified as conflict-free.

Axon hardware products contain one or more conflict minerals and are within the Rule’s scope. On the basis of our “reasonable country of origin inquiry” (“RCOI”) required by the Rule and described below, we cannot exclude the possibility that some of the conflict minerals contained in our hardware products may have originated in the DRC region. For that reason, we are submitting this Conflict Minerals Report (“CMR”), which describes the conflict minerals due diligence we have performed pursuant to the Rule.

This CMR, which includes sections titled Reasonable Country of Origin Inquiry, Design of Due Diligence Framework, Description of Due Diligence Measures Performed, and Future Due Diligence Measures, is designed to meet the reporting requirements of the Rule. It is publicly available on our investor relations website at www.investor.axon.com.

Reasonable Country of Origin Inquiry

The Company's RCOI corresponds to the first and second steps of the five-step OECD Guidance further described below, as that Guidance (including its Supplements) applies to each of the conflict minerals and to Axon as a “downstream company.” The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals, including the conflict minerals.

As a direct manufacturer, the Company does not directly source conflict minerals. We source products and components from direct suppliers, which source materials from their subtier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and conflict mineral smelters, refiners, and mines. Due to our extended supply chain, we rely on our direct suppliers, including our component manufacturers, to provide us with information concerning the sources and chains of custody of conflict minerals necessary to the functionality or production of our hardware products. The Company does not have complete information about the conflict minerals in its entire supply chain. For 2021, many direct suppliers identified smelters or refiners in their supply chain on a company-wide basis, division or product-line basis, without specifying the smelters or refiners that were relevant to products they supplied to Axon. Accordingly, the Company refers in this Conflict Minerals Report to smelters or refiners being "potentially" in our supply chain and as conflict minerals "potentially" supplied to Axon.

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The charts below highlight the Company's 2021 RCOI, including the number of identified direct suppliers that participated in the Company's conflict minerals campaigns versus those who did not, as well as the status of known suppliers that have been certified as conflict-free versus those that have not received such certification:

For the 2021 reporting period, the Company identified 234 direct suppliers, including our component manufacturers, determined to be in-scope for regulatory purposes based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture criteria in Rule 13p-1) and the use of conflict minerals in materials supplied. Based on response rates received from direct suppliers, the Company identified 230 known suppliers of products containing conflict minerals, and of those, 79% were certified as being conflict-free. For the 2020 reporting period, the Company identified 222 direct suppliers, including our component manufacturers, determined to be in-scope for regulatory purposes based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture criteria in Rule 13p-1) and the use of conflict minerals in materials supplied. Based on response rates received from direct suppliers, the Company identified 214 known suppliers of products containing conflict minerals, and of those, 78% were certified as being conflict-free. The Company remains focused on its due diligence efforts to work with our direct suppliers to verify the remaining SORs supplying conflict minerals contained in our products, and if that cannot be done, considering whether to remove them from our supply chain.

The following table illustrates the status of known suppliers of conflict minerals potentially in the Company's supply chain:

Status of known suppliers	2021	% of Total
Certified conflict-free	182	79%
Not certified conflict-free	47	21
Total	229	100%

Design of Due Diligence Framework

Inherent Limitations on Due Diligence Measures: As a downstream purchaser of products which contain conflict minerals, the Company's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is "DRC conflict-free" if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC conflict-free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to SORs, with SORs smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since the Company does not have direct contractual relationships with SORs, it relies on our direct suppliers and the entire supply-chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. the Company directly seeks sourcing data on a periodic basis from its direct suppliers as well as certain SORs. The Company asks that the data cover the entire reporting year.

The good faith due diligence process that Axon undertook was designed in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and

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High-Risk Areas (Second Edition, OECD 2013) and the related Supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”). The OECD Guidance provides practical guidance to companies throughout the supply chain on a set of actions that can be taken to ensure responsible due diligence. Aligning with the OECD’s diligence framework, the steps that Axon implemented were as follows:

Step 1: Establish Strong Corporate Management Systems

•

Assign accountability for the compliance efforts to a cross-functional team of legal, supply chain, engineering and finance personnel, that meet periodically throughout the year to develop a strategy for the annual conflict minerals campaign.

•

Employ a supply chain system of controls and transparency through the use of due diligence tools created by the Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI")'s Conflict-Free Sourcing Initiative ("CFSI"), which includes the Conflict Minerals Reporting Template ("CMRT"), a supply chain survey designed to identify the SORs that process the necessary conflict minerals contained in our products.

•

Feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

•	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.

Step 2: Identify and Assess Risk in the Supply Chain

•	Identify direct suppliers that supply products that may contain conflict minerals.
•	Conduct a RCOI, requesting direct suppliers to identify SORs and country of origin of the conflict minerals in products they supply to Axon.
•

Evaluate supplier responses for plausibility, consistency and missing data. Conduct additional supplier contacts to resolve questions with respect to the initial findings to determine whether the responses were reasonable and reliable.

•

For those supply chains with SORs that are known or thought to be sourcing from the DRC region, additional investigation was conducted to determine the source and chain of custody of covered metals. The Company relies on the following internationally accepted audit standards to determine which SORs are considered conflict-free: the CFSP, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification program.

•

If any SOR was not certified by these internationally-recognized methods, the Company attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes that it takes to track the chain of custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. The Company also performed Internet research to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. As many as three contact attempts were made to direct suppliers to gather information on mine country of origin and sourcing practices.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Work with our direct suppliers to verify all SORs, and attempt to ensure that any SORs that were not already certified as conflict-free would enroll in a third-party audit process.
•	Identify and consider, to the extent feasible, alternative suppliers for materials where the supplier is uncooperative towards our goal of responsibly sourcing conflict minerals.

Step 4: Third-party Audit of Smelter’s/Refiner’s Due Diligence Processes

•

Based on information received through the CFSP or equivalent independent third-party audit programs, as well as a third-party review of publicly available information about identified SORs, Axon has documented the country of origin information of particular known SORs. The CFSP collects evidence from SORs demonstrating that responsible sourcing procedures and systems have been implemented. The CFSP works with complementary programs in Central Africa to validate conflict-free mine sites and trade routes. Regional traceability and other third-party programs work with non-governmental organizations, government programs, and the CFSP to improve procedures and systems when incidents occur, and they communicate relevant information to program participants as it becomes available. The Company believes that independent third-party audit programs provide a reasonable basis for companies to conclude that SORs have procedures and systems for determining if the SORs process conflict minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

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•	Publicly communicate our Conflict Minerals Sourcing Policy on our company website: www.investor.axon.com.
•	Publicly communicate the results of our annual Conflict Minerals program on our company website: www.investor.axon.com.

Description of Due Diligence Measures Performed

Below is a description of the measures the Company performed for the 2021 reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products that we had reason to believe may have originated from the DRC region and may not have come from recycled or scrap sources:

•

Conducted a supply-chain survey of suppliers that we identified as possibly supplying Axon with products that contain necessary conflict minerals using the CFSI's CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of SORs that process such minerals.

•	Received and retained responses to the supply-chain survey within an online database.
•	Performed additional follow up supply chain inquiries for supplier non-responses.
•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.
•	Compared SORs identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the CFSP or other independent third-party audit program.
•	Provided progress reports to the President and other members of senior management to communicate the status and results of our conflict minerals program.

Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2021, we continued to engage in the activities described above in "Design of Due Diligence Framework" and "Description of Due Diligence Measures Performed." In our efforts to attain a conflict-free supply chain for our products, we intend to continue to contact SORs identified in our supply chain survey process that have not yet received a "conflict-free" designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a "conflict-free" designation. Further the Company intends to advance its due diligence measures but also to mitigate and address certain risks by performing the following:

•	Redistribute copies of our conflict minerals policy to direct suppliers;
•	Emphasize to them our expectation that they respond fully and promptly to our information requests;
•	Instruct them to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the DRC region; and
•	Encourage them to direct all SORs in their supply chains to participate in the CFSP or a similar third-party audit program.

Determination

Based on the information provided by the Company’s direct suppliers, including its component manufacturers, and the Company's own due diligence efforts with known SORs through December 31, 2021, the Company believes that the SORs listed on Appendix A below may have been used to process the conflict minerals in Axon's products.

Based on these due diligence efforts, Axon does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether such conflict minerals in its products are from recycled or scrap sources.

Axon has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers or SORs to comply with the Company's conflict minerals standards, may affect the Company's future determinations under Rule 13p-1.

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Appendix A

* Denotes SORs which have received a "compliant" designation from an independent third party audit program.

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	8853 S.p.A.*	Italy
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company*	United States Of America
Gold	African Gold Refinery	Uganda
Gold	Agosi AG*	Germany
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Alexy Metals	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	ARY Aurum Plus	United Arab Emirates
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States Of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining*	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dowa*	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic Of
Gold	DSC (Do Sung Corporation)*	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Elemetal Refining, LLC	United States Of America
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Geib Refining Corporation*	United States Of America
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany

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Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	Hop Hing electroplating factory Zhejiang	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	JALAN & Company	India
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Jin Jinyin Refining Co., Ltd.	China
Gold	Jinli Enterprice Co., Ltd.	Taiwan, Province Of China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Kosak Seiren	Japan
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.*	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic Of
Gold	LT Metal Ltd.*	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States Of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	NH Recytech Company*	Korea, Republic Of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Nohon Material Corporation	Japan
Gold	Nyrstar Metals	United States Of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.*	Switzerland

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Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Precious Metals Sales Corp.	United States Of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Realized the Enterprise Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.*	Netherlands
Gold	Republic Metals Corporation	United States Of America
Gold	Rio Tinto Group	Australia
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.*	Czechia
Gold	Sai Refinery	India
Gold	Samduck Precious Metals*	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	China
Gold	Shandong Gold Smelting Co., Ltd.*	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong penglai gold smelter	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province Of China
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States Of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of
Gold	Suntain Co., Ltd.	Taiwan, Province Of China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	SuZhou ShenChuang recycling Ltd.	China
Gold	T.C.A S.p.A*	Italy
Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom*	Korea, Republic Of
Gold	Tsai Brother industries	Taiwan, Province Of China
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	WANG TING	China
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	China

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Gold	Yamakin Co., Ltd.*	Japan
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Tantalum	AMG Brasil*	Brazil
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	CP Metals Inc.	United States Of America
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	Exotech Inc.	United States Of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States Of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Powder	United States Of America
Tantalum	KEMET de Mexico*	Mexico
Tantalum	Meta Materials*	North Macedonia, Republic Of
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	QuantumClean*	United States Of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	TANIOBIS Co., Ltd.*	Thailand
Tantalum	TANIOBIS GmbH*	Germany
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tantalum	Telex Metals*	United States Of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tin	Alpha*	United States Of America
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Arco Alloys	United States Of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	Chofu Works	Japan
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies*	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China

Axon Enterprise, Inc. | 2021 Conflict Minerals Report |A-4

Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	Brazil
Tin	Fenix Metals*	Poland
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hulterworth Smelter	China
Tin	Jiang Jia Wang Technology Co.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	LIAN JING	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.*	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	United States Of America
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province Of China
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Ney Metals and Alloys	United States Of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.*	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Old City Metals Processing Co., Ltd.	China
Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State Of)
Tin	Pan Light Corporation	Taiwan, Province Of China
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia

Axon Enterprise, Inc. | 2021 Conflict Minerals Report |A-5

Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT NATARI	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan, Province Of China
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.*	Brazil
Tin	Solder Court Ltd.	China
Tin	Spectro Alloys Corp.	United States Of America
Tin	Super Ligas	Brazil
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan, Province Of China
Tin	Taiwan Huanliang	Taiwan, Province Of China
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan, Province Of China
Tin	TAP	United States Of America
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	Vietnam
Tin	Thailand Mine Factory	Thailand
Tin	Thaisarco*	Thailand
Tin	Three green surface technology limited company	China
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	TIN PLATING GEJIU	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Tin	Tin Technology & Refining*	United States Of America
Tin	TONG LONG	China
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Untracore Co., Ltd.	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	WELLEY	Taiwan, Province Of China
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	XURI	China
Tin	Yifeng Tin	China
Tin	Yiquan Manufacturing	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Axon Enterprise, Inc. | 2021 Conflict Minerals Report |A-6

Tin	Zhongshan Jinye Smelting Co.,Ltd	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CP Metals Inc.	United States Of America
Tungsten	Cronimet Brasil Ltda*	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"*	Russian Federation
Tungsten	Kennametal Fallon*	United States Of America
Tungsten	Kennametal Huntsville*	United States Of America
Tungsten	KGETS Co., Ltd.*	Korea, Republic Of
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan High-Tech Materials*	Vietnam
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation

Axon Enterprise, Inc. | 2021 Conflict Minerals Report |A-7